WARRANT CERTIFICATE

                VOID AFTER SEPTEMBER ___, 2003, OR
                 SOONER IF REDEEMED BY THE COMPANY

 CERTIFICATE NUMBER               NUMBER OF WARRANTS
 BALTW                            REDEEMABLE WARRANTS
                                  FOR PURCHASE OF COMMON STOCK
                                      CUSIP 058823 11 3



                      BALTIA AIR LINES, INC.
       INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

THIS WARRANT CERTIFICATE  CERTIFIES THAT, FOR VALUE RECEIVED



or registered assigns (the Registered Holder ) is the owner of the number of Redeemable Warrants (the Warrants ) specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.0001 par value, of Baltia Air Lines, Inc. a New York State corporation (the Company ), at any time in the period commencing on the first anniversary of the Prospectus date of the Company s initial public offering (the Initial Warrant Exercise Date ) and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004, as Warrant Agent, or its successor (the Warrant Agent ), accompanied by payment of $6.50 per share, subject to adjustment (the Warrant Exercise Price ), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.
   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the
 Warrant Agreement ), dated September ___, 1997, by and between the Company and the Warrant Agent.
   In the event of certain contingencies as set forth in the Warrant Agreement, the Warrant Exercise Price and/or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.
   Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, representing the balance of such Warrants remaining unexercised.
   The term Expiration Date shall mean 5:00 PM (New York time) on the date which is sixty (60) months after the date on which the Company s initial public offering registration statement is declared effective by the SEC (the Prospectus date ), as shown at the top of this Certificate, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration date shall mean 5:00 PM (New York time) the next following day which in the State of New York is not a legal holiday or a day on which banks are authorized to close.
   The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
   This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment on any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing and equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
   Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other disbursements, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
   Subject to the provisions of the Warrant Agreement, the Warrants may be redeemed at the option of the Company, at a redemption price of $.125 per Warrant ( Redemption Price ) at any time after the Initial Warrant Exercise Date, provided the closing bid quotations for the Common Stock have exceeded $10.00 per share for twenty (20) consecutive trading days ending on the third day prior to the date on which notice is given. Notice of redemption shall be given not less than thirty (30) days before the date fixed for redemption, as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants, except the right to sell the Warrants back to the Company for Redemption Price on the date fixed for redemption, and Each Warrant not exercised or redeemed shall expire worthless thereafter.
   Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered holder as the absolute owner of hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
   Pursuant to 49 USC section 40102(a)(15), the aggregate ownership in a US airline by non-US citizens is limited to 25%. Exercise of the Warrants represented hereby (i.e. purchase of stock) by non-US citizens may be limited by the Company. This provision does not affect Warrant transfer, or redemption.
   This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect of conflicts of laws.
   This certificate is not valid until countersigned and registered by the Warrant Agent.

   IN WITNESS WHEREOF, Baltia Air Lines, Inc. has caused its facsimile seal and facsimile signatures of its duly authorized officers to be imprinted hereunto.
                                           Dated:
           BALTIA AIR LINES,
           INC.
                                Countersigned:
                                Continental Stock Transfer &
                                Trust Company,
 Corporate                           Warrant Agent and Registrar
   Seal    Igor Dmitrowsky,
           Chairman


                                By:
           Walter Kaplinsky,           Authorized Officer
           Secretary

To:  Continental Stock Transfer & Trust Company
    2 Broadway
    New York, NY 10004
    Tel: (212) 509-4000

                      WARRANT EXERCISE FORM
        To be executed by the Registered Holder in order
                      to Subscribe for Stock

       Please make payment for Warrant exercise payable to:
             Continental as Warrant Agent  for Baltia

By tendering herewith a Warrant exercise payment of $___________, the Undersigned Registered Holder hereby irrevocably exercises ___________ Warrants represented by this Warrant Certificate and purchases the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of, and delivered to, the Registered Holder:

____________________________  ______________  [BOX]
(name of Registered Holder)   (citizenship)  Social Security
                                             number or other
                                             identifying number)
____________________________________________
(address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant
Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the same address.


Dated : ______________              X ___________________________
                                 (signature of Registered Holder)

               Signature Guaranteed: ______________________

                     WARRANT ASSIGNMENT FORM
    To be executed by the Registered Holder in order to Assign
                             Warrants

FOR VALUE RECEIVED, ___________________________ hereby sells,
                    (name of Registered Holder)
 assigns and transfers unto:

__________________   ______________          [BOX]
(name of Assignee)   (citizenship)       Social Security number
                                         or other identifying
                                         number)

______________________________________________________________
(address)

_________ Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________ attorney to transfer the said Warrants on the books of the Company with full power of substitution in the premises.

Dated : _____________           X ____________________________
                                 (signature of Registered Holder)

           Signature  Guaranteed: ____________________________

THE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE OF THE PERSON EXECUTING THIS POWER MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, SECURITIES BROKER-DEALER, SAVINGS AND LOAN ASSOCIATION AND CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
                 ________________________________

 KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN OR
   DESTROYED THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A
     CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                 ________________________________